                                                                   EXHIBIT 10.20


                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is made in Houston, Harris County, Texas by and between PowerBrief, Inc. (the "Company") and ERNEST D. RAPP ("Employee") on this 29TH DAY OF FEBRUARY, 2000 (hereinafter "Effective Date"). Now, in exchange for the mutual covenants and consideration expressed herein, the sufficiency of which is hereby acknowledged, Company and Employee agree as follows:

1. Employment. Company is engaged in the business of providing Internet-based solutions, services and products to clients. Company hereby employs Employee as provided in this Agreement and Employee accepts such employment with Company.

2. Term. Employee's employment shall begin on the Effective Date and shall continue until the date set forth on Exhibit A, subject to the terms and conditions of this Agreement (the "Term").

3. Duties. Employee shall perform the services and duties set forth on Exhibit
A. Employee agrees that he will serve the Company faithfully, diligently and to the best of Employee's ability during the Term of employment with Company. Employee shall devote Employee's working time and best efforts to the performance of Employee's duties and to advance the interests of Company during the Term. Employee shall use his best efforts to comply with all of Company's policies, practices, procedures and directives. Employees may not engage, directly or indirectly, in any other business, investment or activities that interferes with Employee's performance of his duties hereunder or is contrary to the interest of the Company during the Term.

4. Compensation and Equity Incentive Plan. During the Term, Company shall pay to Employee compensation as set forth on Exhibit A. Such compensation shall be reviewed annually by the Board and adjusted if approved by the Board, but not downward. The Company shall make stock options available to Employee as outlined on Exhibit A, subject to the Stock Option Agreement. Further, Employee shall be allowed to participate, on the same basis generally as other executive employees of Company, in all general employee benefit plans and programs, including improvements or modifications of the same, which on the Effective Date or thereafter are made available by the Company to all or substantially all of the Company's employees or to all of the Company's executive employees. The Company shall not by reason of this provision, however, be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such employee benefit plan or program, so long as such actions are similarly applicable to covered employees generally. The Company may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling. Employee agrees that at the termination of his employment, Company may deduct from Employee's final compensation any amounts Employee may owe Company.



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

5. Termination Prior to Expiration of the Term.

         5.1 Notwithstanding any other provisions of this Agreement, the Company shall have the right to terminate the employment relationship created by this Agreement at any time prior to the expiration of the Term for any of the following reasons:

                  (a) For "Cause" upon determination and at the discretion the Company's Board of Directors that Cause exists for the termination of the employment relationship. As used in this
                  Section 5.1.a, the term Cause shall mean (i) Employee's gross misconduct, (ii) Employee's conviction in respect of a felony, fraud or a crime of moral turpitude, or (iii) Employee's breach of any material provision of this Agreement;

                  (b) for any other reason whatsoever, including termination without Cause, in the sole discretion of the Company, on thirty (30) days prior written notice to Employee;

                  (c) upon Employee's death; or

                  (d) upon Employee's becoming disabled as to entitle Employee to benefits under the Company's long-term disability plan or, if Employee is not eligible to participate in such plan or if such plan is not available, then, if Employee is permanently and totally unable to perform Employee's duties for the Company as a result of any medically determinable physical or mental impairment as supported by a written medical opinion to the foregoing effect by a physician selected by the Company and Employee's spouse or other member of Employee's immediate family.

                  The termination of Employee's employment relationship by the Company prior to the expiration of the Term shall constitute a "Termination for Cause" if made pursuant to Section 5.1.a, and the effect of such termination is specified in Section 5.4. The termination of Employee's employment relationship by the Company prior to the expiration of Term shall constitute an "Involuntary Termination" if made pursuant to Section 5.1.b, and the effect of such termination is specified in Section 5.5. The effect of the employment relationship being terminated pursuant to Section 5.1.c as a result of Employee's death is specified in Section 5.6. The effect of the employment relationship being terminated pursuant to Section 5.1.d as a result of the Employee becoming disabled is specified in Section 5.7.

         5.2 Employee shall have the right to terminate the employment relationship under this Agreement at any time prior to the expiration of the Term, if applicable, for any reason whatsoever, in the discretion of Employee, on thirty (30) days prior written notice to the Company. The termination of Employee's employment relationship by Employee prior to the expiration of the Term shall constitute a "Voluntary Termination" if made pursuant to this Section 5.2, and the effect of such termination is specified in Section 5.3.


         5.3 Upon a Voluntary Termination of the employment relationship by Employee prior to expiration of the Term, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible, with the exception of any and all statutory rights and benefits, shall cease and terminate as of the date of such termination. Employee shall be entitled to pro rata Annual Base Salary and pro rata Annual Non-Compete Fee through the date of such termination, but Employee shall not be entitled to any bonuses not yet paid at the date of such termination.

         5.4 If Employee's employment relationship hereunder shall be terminated by the Company for Cause prior to expiration of the Term, all future compensation to which Employee is entitled and all future benefits for which Employee is eligible, with the exception of any and all statutory rights and benefits, shall cease and terminate as of the date of termination. Employee shall be entitled to pro rata Annual Base Salary and pro rata Annual Non-Compete Fee through the date of such termination, but Employee shall not be entitled to any other bonuses not yet paid at the date of such termination.

         5.5 Upon an Involuntary Termination of the employment relationship prior to expiration of the Term, Employee shall be entitled, in consideration of Employee's continuing obligations hereunder after such termination, to receive his pro rata Annual Base Salary and pro rata Annual Non-Compete Fee through the date of such termination and Employee will receive the compensation, benefits and perquisites upon Involuntary Termination set forth on Exhibit A.

         5.6 Upon termination of the employment relationship during the Term as a result of Employee's death, Employee's heirs, administrators, or legatees shall be entitled to (a) Employee's pro rata Annual Base Salary and pro rata Annual Non-Compete Fee through the date of such termination; (b) to a lump sum payment equal to two (2) month's pro rata Annual Base Salary and pro rata Annual Non-Compete Fee; and (c) the other compensation and benefits accrued prior to such termination, subject to the terms and provisions of the plans and programs pursuant to which such benefits were accrued.

         5.7 Upon termination of the employment relationship as a result of Employee's disability, Employee shall be entitled to (a) Employee's pro rata Annual Base Salary and pro rata Annual Non-Compete Fee through the date of such termination; (b) a lump sum payment equal to two (2) month's pro rata Annual Base Salary and pro rata Annual Non-Compete Fee; and (c) other compensation and benefits accrued prior to such termination, subject to the terms and provisions of the plans and programs pursuant to which such benefits were accrued.



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


         5.8 Upon termination of the employment relationship as a result of the expiration of the Agreement upon expiration of the Term, Employee shall be entitled to no further compensation or benefits, with the exception of (a) any and all statutory rights and benefits, (b) compensation and benefits vested or accrued prior to such termination, subject to the terms and provisions of the plans and programs pursuant to which such benefits were accrued, and (c) the rights provided in this Agreement.

         5.9 In all cases, the compensation and benefits payable to Employee under this Agreement upon termination of the employment relationship shall be offset against any amounts to which Employee may otherwise be entitled under any and all severance plans and policies of the Company or its Affiliates.

         5.10 Termination of the employment relationship does not terminate those obligations imposed by this Agreement which are continuing obligations, including, without limitation, Employee's obligations under Articles 7, 8 and 9,. Termination of the employment relationship also does not terminate Employee's right to receive any compensation and benefits which he is entitled to receive as a director while Employee remains a director.


6. Conflict of Interest. In acknowledgment of Employee's fiduciary duties to the Company, Employee agrees that he/she shall not, acting alone or in conjunction with others, directly or indirectly, become involved in any conflict of interest whatsoever, and upon discovery thereof, Employee shall not allow such conflict to continue. Moreover, Employee agrees that he/she shall disclose to the Company's Board of Directors any facts which might involve any reasonable possibility of a conflict of interest. It is agreed that any interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect Company or its clients, involves a conflict of interest. Circumstances in which a conflict of interest on the part of Employee would or might arise and which must be reported immediately by Employee to the Board of Company, include, but are not limited to, the following:

         (a) Ownership or a material interest in any supplier, client or other entity with which Company does business;

         (b) Acting in any capacity including director, officer, partner, consultant, employee, distributor, agent or the like for any supplier, client or other entity with which Company does business;

         (c) Acceptance, directly or indirectly, of payments, services or loans from any supplier, client, or other entity with which Company does business, including, but not limited to gifts, trips, entertainment or other favors of more than a nominal value (more than $50.00);

         (d) Misuse of Confidential Information, other information or Company facilities to which Employee has access in a manner which will be detrimental to Company's interests, such as, without limitation, utilization for Employee's own benefit of know-how or information developed through the Company's business;

         (e) Disclosure or other misuse of Confidential Information or other information of any kind obtained through Employee's relationship with the Company;

         (f) Appropriation by Employee or the diversion to others, directly or indirectly, of any business opportunity in which it is known or could reasonably be anticipated that Company would be interested; and

         (g) The ownership, directly or indirectly, of an interest in any enterprise in competition with Company or its clients, or acting as a director, officer, partner, consultant, employee or agent of any enterprise which is in competition with Company or its clients; however, Employee shall have the right to purchase, acquire and/or invest in up to but not more than 1.0% of the outstanding capital stock or other securities of any entity whose stock or securities are regularly traded on the New York Stock Exchange, the American Stock Exchange, or those which are reported on the National Association of Securities Dealers Automated Quotation System.

7. Confidential Information and Intellectual Property Rights

         7.1 Definitions

                  (a) "Confidential Information" means any information which is proprietary or confidential to the Company, including without limitation:

                           (i) any Developments (as hereinafter defined); and

                           (ii) trade secrets, information and other subject matters pertaining to the Company's business, activities, processes, methods, formulae, apparatus, specifications, materials, customers, suppliers, contracts, finances, personnel, research, ideas, plans, policies or intentions;

                           (iii) matters which although not trade secrets, the dissemination to, or knowledge by, others whereof might prove prejudicial to the Company, whether such information is acquired or made, authored, conceived, created or developed by Employee in the course of employment under this Agreement or obtained directly or indirectly from other employees, suppliers, customers or consultants of the Company.

                  (b) "Developments" includes discoveries, inventions, improvements, developmental or experimental work, whether patentable or not, original



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                  literary and artistic works, computer programs, designs,
                  manuals, ideas, processes, methods, and concepts relating or in any way pertaining to, or connected with, any of the matters which are within the scope of the Company's business in a technical, scientific, manufacturing, marketing, or financial way, which are acquired, made, discovered, invented, improved, developed, authored, conceived, created, used, sold, marketed, or distributed by Employee alone or in conjunction with others or to which Employee is exposed during the period of his employment with Company whether or not in the performance of Employee's duties as an employee of Company.

                  (c) "Protection" includes patent applications and patents in any countries, including all divisions, continuations, reissues, and extensions thereof and rights or priority resulting from the filing of such applications, industrial design registrations, and other forms of protection in other countries corresponding to such registration, including all divisions, continuations, reissues and extensions thereof and all such applications and rights of priority resulting from the filing of such applications, all copyright, including all reversions thereof, and any and all other forms of intellectual property relating to the Developments.

         7.2 Ownership of Confidential Information. Employee agrees that all Confidential Information is the exclusive property of Company and Employee further agrees that all right, title and interest in and to any and all Confidential Information (whether or not Employee may solely or jointly conceive or develop such Confidential Information during the period of Employee's employment by Company) is hereby unconditionally assigned to Company.

         7.3 Ownership of Protection. Employee agrees that all Protection is the exclusive property of Company and agrees to do all such things and to execute without further consideration, but at the expense of Company, such further assurances, applications, instruments, and other documents as may reasonably be required by the Company to obtain and maintain the Protection for any Developments and Confidential Information and for assigning, transferring, conveying, and securing to the Company or its nominee the sole and exclusive right, title, property, benefit, and interest in and to such Protection for the Developments and Confidential Information.

         7.4 Other Acknowledgments and Agreements. Employee further agrees not to disclose, reproduce, download or use any Confidential Information without the express prior written approval of Company, except as would be required in the normal course and scope of performing Employee's job duties for Company. At such time that Employee ceases to be employed by Company, Employee agrees to immediately turn over to Company all information, including papers, documents, writings, computer files and all copies thereof, and any other property such as keys, computer software, hardware and equipment provided to or prepared by

         Employee during the course and scope of his/her employment with Company. Further, Employee shall refrain, both during the employment relationship and after the employment relationship terminates, from publishing any oral or written statements about Company, any of its subsidiaries or affiliates, or any of such entities' officers, employees, shareholders, agents or representatives that are slanderous, libelous, or defamatory; or that disclose private or confidential information about Company, any of its subsidiaries or affiliates, or any of such entities' business affairs, officers, employees, shareholders, agents, or representatives; or that constitute an intrusion into the seclusion or private lives of Company, any of its subsidiaries or affiliates, or such entities' officers, employees, shareholders, agents, or representatives; or that place Company or any of its subsidiaries or affiliates, or any of such entities' or its officers, employees, shareholders, agents, or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of Company, any of its subsidiaries or affiliates, or any of such entities' or its officers, employees, shareholders, agents, or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded the Employer entities and affiliates under this provision are in addition to any and all rights and remedies otherwise afforded by law.

8. Post-Employment Relationship Obligations.

         8.1 As part of the consideration for the compensation and benefits to be paid to Employee hereunder, in keeping with Employee's duties as a fiduciary, and in order to protect the Company's interest in the Confidential Information and trade secrets of the Company, and as an additional consideration and incentive for the Company to enter into this Agreement, the Company and Employee agree to the provisions of this Article 8.

         8.2 The obligations in this Article 8 shall commence on the Effective Date and shall continue for and through a period ending on the first
         (1st) anniversary of the termination of any and all employment and consulting relationships between Employee and the Company (the "Covenant Period"). The obligations in this Article 8 shall continue for the full Covenant Period regardless of any prior termination of the employment relationship pursuant to Article 5 hereof.

         8.3 Employee hereby acknowledges and agrees that: (i) the Company would not enter into this Agreement or retain the Employee if the Employee had not executed and delivered this Agreement to the Company; (ii) the Employee has had and will have throughout his employment relationship with the Company or its Affiliates, access to information that is confidential to the Company, constitutes a valuable, special and unique asset of the Company, and with respect to which the Company is entitled to the protections afforded by this Agreement and to the remedies for enforcement of this Agreement provided by law or in equity (including, without limitation, those remedies the availability of which may be within the discretion of the court in which any action for enforcement of this



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


         Agreement is brought); (iii) the Company would not grant the stock options listed on Exhibit A to the Employee if the Employee had not executed and delivered this Agreement to the Company; and (iv) the Company would not pay the Employee the Annual Non-Compete Fee listed on Exhibit A if the Employee had not executed and delivered this Agreement to the Company.

         8.4 In consideration of the Employee's noncompetition and nondisclosure agreements set forth herein, the Company shall pay to Employee the Annual Non-Compete Fee listed on Exhibit A, subject to the other terms and conditions of this Agreement.

         8.5 During the Covenant Period, Employee shall not, and shall cause each of his Affiliates (as defined below) not to: (a) within the United States (the "Territory"), transact any Competitive Business (as defined below), carry on or be engaged or otherwise take part in any Competitive Business (whether for his own account or for the account of any person or entity, other than the Company), or render any service (whether for or without compensation) to any person or entity (other than the Company or its Affiliates) who or which is engaged in any Competitive Business at the time the service is rendered; or (b) share in the earnings of, or beneficially own or hold any security issued by, or otherwise own or hold any interest (including, without limitation, any debt) in, any person or entity who or which is directly or indirectly engaged in any Competitive Business within the Territory.

         8.6 Without limiting the generality of the provisions of this Article 8, the Employee (or an Affiliate of the Employee) shall be deemed to transact or be engaged in a particular business if the Employee or his Affiliate (whether alone or in association with one or more other persons or other entities) is, without limitation, an owner, proprietor, partner, member, stockholder, officer, employee, agent, independent contractor, director or joint venturer of, or a consultant or lender to, or an investor in any manner in, any person or entity who or which is directly or indirectly engaged in any such Competitive Business, including, without limitation, any such person or entity with respect to which a member of the immediate family of the Employee is an Affiliate. Notwithstanding the foregoing provisions of this Article 8, the Employee (or an Affiliate of the Employee) may own, solely as an investment, publicly-traded securities if the Employee (or an Affiliate of the Employee) (i) is not an Affiliate of the issuer of such securities and (ii) does not, directly or indirectly, beneficially own more than 1% of the class of which such securities are a part.

         8.7 During the Covenant Period, the Employee shall not, and shall cause each of his Affiliates not to, whether for his own account or for the account of any other person or other entity (other than the Company or any Affiliate of the Company at the Company's request), directly or indirectly solicit the employment or services of, or cause or attempt to cause to leave the employment or services of the Company or any Affiliate of the Company, any person or entity who or which



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


         is employed by, or otherwise engaged to perform services for the Company or any Affiliate of the Company (whether in the capacity of employee, consultant, independent contractor or otherwise).

9. Remedies. Employee understands, acknowledges and agrees that each of the provisions in Articles 7 and 8 are important and material, affect the effective and successful conduct of Company's business and affect its good will.. Employee further understands and acknowledges that his employment is expressly contingent upon agreement to the terms in these paragraphs. Any breach of the terms of these articles shall be considered a material breach. Employee further understands, acknowledges and agrees that such a breach (or threatened breach) presents a situation from which the Company will have no adequate remedy at law, the money damages would not be sufficient remedy and for which Employee may be enjoined. Employee further understands, acknowledges and agrees that the Company shall be entitled to enforce the provisions of these Articles 7, 8 and 9 by terminating any payments then owing to Employee under this Agreement. Employee understands, acknowledges and agrees that he may be required to pay to the Company all damages which may arise from the breach or threatened breach, together with interest, costs and the Company's attorneys' fees arising therefrom. Should injunctive relief be pursued by the Company, Employee hereby consents to the issuance of injunctive relief without the requirement of any bond and/or other type of security whatsoever. Such remedies shall not be deemed the exclusive remedies for a breach of Articles 7, 8 and 9, but shall be in addition to all remedies available at law or in equity to the Company, including, without limitation, the recovery of damages from Employee and his agents involved in such breach.

10 Continuing Effect. Employee understands and acknowledges that Employee's responsibilities in Paragraphs 7, 8 and 9 are severable from the rest of this Agreement and shall continue in full force and effect after Employee's employment relationship with the Company ends or if this Agreement is otherwise terminated for any reason. The obligations under Paragraph 8 are expressly limited to one (1) year post employment.

11. Miscellaneous:

         11.1 For purposes of this Agreement, "Affiliate" means, with respect to any person or entity, any person or entity that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such person or entity in question. For the purposes of the definition of Affiliate, "Control" (including, with correlative meaning, the terms "Controlled by" and "under common Control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

         11.2 For purposes of this Agreement "Competitive Business" means (i) any business, enterprise or activity, whether or not for profit, engaged in the business of electronically creating, storing, filing, facilitating the filing of or publishing

         Legal Documents, (ii) any business, enterprise or activity, whether or not for profit, that the Company or its Affiliates are engaged in or have stated their intent to engage in prior to termination of Employee's employment with the Company. For the purposes of this Agreement, "Legal Documents" shall mean, without limitation, pleadings, motions, memoranda, briefs, arguments, summaries and all other documents, whether evidentiary, persuasive or otherwise, to be filed with or presented to courts in the United States or elsewhere, whether such documents are paper, hypertext, digitized, multimedia, interactive or otherwise.

         12.3 For purposes of this Agreement the term "Change of Control" means
         (i) the Company merges or consolidates with any other entity, and the Company's stockholders do not own, directly or indirectly, at least 50% of the voting capital stock of the surviving entity, (ii) the Company sells all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved, (iv) if any third person or entity together with its Affiliates shall become, directly or indirectly, the beneficial owner of the least 51% of the Voting Stock of the Company, or (v) if, during such time as the Company has a class of Voting Stock registered under the Securities Exchange Act of 1934, the individuals who constituted the members of the Company's Board of Directors ("Incumbent Board") as of the date of this Agreement cease for any reason to constitute at least a majority thereof, provided that for purposes of this clause (vi) any person becoming a director whose election or nomination for election by Company shareholders was approved by a vote of at least eighty percent (80%) of the directors comprising the Incumbent Board (either by the specific vote or approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such a nomination) shall be, for purposes of this clause (vii), considered as though such person were a member of the Incumbent Board. "Voting Stock" means all the outstanding shares of capital stock of Company entitled to vote generally in elections for directors, considered as one class; provided, however, that if Company has shares of Voting Stock entitled to more or less than one vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares. Notwithstanding the foregoing, a Change in Control cannot occur prior to the new configuration of the Board on or about July, 2000.

12. Employee Representations. Employee represents that Employee is free to enter into this Agreement and has no written agreement or legal obligation with another person or entity pertaining to confidentiality, noncompetition or restrictions against competitive employment that would limit or restraint employee's entering into this Agreement or his performance hereunder. Employee further represents that he has had the opportunity to gain advice of counsel regarding this Agreement and has either done so or chosen to forgo such advice of his own volition.

13. Invalidity. If any part of this Agreement is declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining



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


portion of the Agreement. Those portions not declared invalid shall remain in full force and effect as if this Agreement had been executed without the inclusion of the invalid portion. The invalid portion, if any, shall be modified by the court to the extent necessary to become enforceable.

14. Business Expenses. Employee shall be reimbursed for all reasonable expenses incurred by Employee on behalf of the Company.

15. Modification. This Agreement constitutes the entire agreement between Company and Employee and may not be changed, altered or modified unless in writing and signed by both parties. This Agreement shall be governed by the Texas Statute of Frauds.

16. Construction and Jurisdiction. This Agreement shall be governed by and constructed in accordance with the laws of the State of Texas. All claims, if any, arising under or relating to this Agreement shall be brought exclusively in Harris County, Texas, and both parties agree to the exclusive jurisdiction and venue of such courts. Further, this Agreement shall be interpreted and enforced under the laws of the State of Texas, without regard to any conflict-of-law rule or principle that might refer the construction of the Agreement to the law of another state or country.

17. Binding Affect. The rights and benefits of Employee under this Agreement are personal to Employee and shall not be subject to voluntary or involuntary alienation, assignment, or transfer. In the event of a Change of Control this Agreement may be assigned by Company and shall inure to the benefit of any such assignee.

18. Waiver. Waiver by Company of any breach of this Agreement by Employee shall not be effective unless in writing and signed by the Chairman of the Board of Company, and no such waiver shall operate or be construed as a waiver of any subsequent breach.

19. Employee Acknowledgment. By signing below, Employee acknowledges and agrees that he/she has read and fully understands this Agreement, its purposes, terms and provisions which Employee agrees to abide by and which Employee expressly acknowledges to be reasonable in all respects. Employee further acknowledges receipt of a copy of this Agreement.



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ACCEPTED AND AGREED:

PowerBrief, Inc.

By:      /s/ Robert W. Ohnesorge
         -----------------------
Title:   President
         -----------------------
Date:    2/29/00
         -----------------------


 /s/ Ernest D. Rapp
----------------------------
ERNEST D. RAPP, Individually

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                                    EXHIBIT A


Employee Name:                              ERNEST D. RAPP

Position and Duties:                        CHIEF EXECUTIVE OFFICER,

Location:                                   Houston, Harris County, Texas

Primary Reporting Relationship:             Board of Directors

Term: From the Effective Date through and until the third Anniversary of the Effective Date

Annual Base Salary:                         YEAR 1 - $125,000.00;

                                            YEAR 2 - $135,000.00;

                                            YEAR 3 - $145,000.00;

Annual Non-Compete Fee                      YEAR 1 - $25,000.00

                                            YEAR 2 - $15,000.00

                                            YEAR 3 - $5,000.00

Bonus                                       MILESTONE BONUS - $50,000.00 (EACH)

                                                  (1)   THE COMPANY'S RECEIPT
                                                        EQUITY FINANCING FROM
                                                        THE SALE OF COMMON STOCK
                                                        OR CONVERTIBLE PREFERRED
                                                        STOCK (EXCLUDING ANY
                                                        FUNDS RAISED PRIOR TO
                                                        THE EFFECTIVE DATE,
                                                        EXCLUDING ANY FUNDS
                                                        RELATING TO THE JAN. 31,
                                                        2000 OFFERING OF UNITS
                                                        AND EXCLUDING EQUITY
                                                        RAISED THROUGH THE SALE
                                                        OF THE COMPANY'S
                                                        SECURITIES PURSUANT TO
                                                        ANY EMPLOYEE, DIRECTOR
                                                        OR CONSULTANT EQUITY
                                                        INCENTIVE OR EQUITY
                                                        PURCHASE PLAN) IN EXCESS
                                                        OF $10MM; AND

                                                  (2)   UPON REACHING THE TWELVE
                                                        (12) MONTH COMPANY
                                                        OBJECTIVES (AS AGREED BY
                                                        EMPLOYEE AND THE BOARD).

Long Term Incentive:                        Company shall grant Employee 400,000
                                            stock options (NQ) vesting as
                                            follows:

                                        o   Options for 85,714 shares with an
                                            exercise price of $2.50 per share
                                            vesting upon execution of this
                                            Agreement;

                                        o   Options for 142,857 shares with an
                                            exercise price of $2.50 per share
                                            as vesting follows: one-third (1/3)
                                            vesting at the first anniversary of
                                            the Effective Date, the remaining
                                            two-thirds (2/3) to vest pro rata
                                            and monthly over the next 24
                                            months;

                                        o   Options for 57,143 shares with an
                                            exercise price of $0.25 per share
                                            vesting upon the initial public
                                            offering of the Company's
                                            securities or sale of all of the
                                            Company's equity securities in a
                                            Change in Control transaction
                                            resulting in consideration of $18
                                            or greater per share of common
                                            stock, as valued by the Board of
                                            Directors;

                                        o   Options for 57,143 shares with an
                                            exercise price of $0.25 per share
                                            vesting upon the Company's
                                            generation of cumulative revenue in
                                            excess of $10MM; and

                                        o   Options for 57,143 shares with an
                                            exercise price of $0.25 per share
                                            to vest upon the Company's
                                            consummation of five (5) new
                                            strategic partnerships (to be
                                            agreed upon by Employee and the
                                            Board).

                                        o   Change in Control Vesting -
                                            Notwithstanding the forgoing
                                            vesting provisions, upon a Change
                                            in Control of the Company, unless
                                            more than 342,857 of Employee's
                                            above referenced 400,000 options
                                            shall have already vested, an
                                            additional number of such options
                                            shall vest so that Employee shall
                                            be vested in 342,857 options.

Benefits:                                   Same as other executive management
                                            of the Company.

Termination Other than for Cause:           If terminated for reasons other than
                                            Cause, those shares that are vested
                                            shall remain
                                        exercisable for a period expiring the
                                        earlier of (a) the expiration date (ten
                                        years) set forth in the Stock Option
                                        Agreement, or (b) thirty (30) months
                                        after such termination. If the stock of
                                        the Company is publicly traded, then the time reference above in sub-paragraph
                                        (b) shall be ninety (90) days.

Termination for Cause:                  If terminated for Cause, the Option
                                        Agreement, and the optionee's right to
                                        exercise any vested portion of the
                                        option, shall terminate at the
                                        commencement of business of the date of
                                        such termination.

Involuntary Termination Benefits:

                              o Prorated Annual Base Salary and prorated Annual Non-Compete Fee through the date of such termination.

                              o         If less than Ten Million Dollars
                                        ($10,000,000.00) of equity financing has been received as of the date of such Involuntary Termination by the Company, Employee shall receive three (3) months severance of base pay only.

                              o If the Company has received greater than Ten Million Dollars ($10,000,000.00) of equity financing and less than Twenty Million Dollars ($20,000,000.00) of equity financing and the Company has not executed an engagement letter with an investment bank to conduct an initial public offering, Employee shall receive six (6) months severance of base pay plus (1/2) of the total bonus payment available at the time.

                              o         If the Company has executed an
                                        engagement letter with an investment
                                        bank to conduct an initial public
                                        offering of the Company's securities
                                        (regardless of total prior financing),
                                        severance pay shall be equal to one year of Annual Base Salary plus total remaining Milestone Bonus.

ACCEPTED AND AGREED:

POWERBRIEF, INC.

By:      /s/ Robert W. Ohnesorge
         -----------------------
Title:   President
         -----------------------
Date:    2/29/00
         -----------------------


Employee: /s/ Ernest D. Rapp
          ----------------------
Date:     2/29/00
          ----------------------







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